UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009

SILVERSTAR HOLDINGS, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Form 8-K filed by Silverstar Holdings, Ltd. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 21, 2008, the Company was notified by the staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) on November 17, 2008, that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(3). Marketplace Rule 4310(c)(3) requires that the Company maintain either (i) stockholders’ equity of at least $2,500,000, (ii) a market value of its listed securities of at least $35,000,000, or (iii) net income from continuing operations of at least $500,000 during the last fiscal year or two of the last three fiscal years.

On November 25, 2008 and January 15, 2009, the Company provided the Staff with a plan (the “Compliance Plan”) to achieve and sustain compliance with The Nasdaq Capital Market stockholders’ equity listing requirement, including the time frame for completion of the plan. Based on the Staff’s review and the Compliance Plan, the Staff granted the Company’s request for an extension until March 2, 2009, to regain compliance with this requirement.

On March 3, 2009, the Company was notified by the Staff that because the Company had not regained compliance with the stockholders’ equity requirement, the Staff had determined to delist the Company’s common stock from Nasdaq. Trading of the Company’s common stock will be suspended at the opening of business on March 12, 2009, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.

Following delisting, the Company’s common stock will not be immediately eligible to trade over the OTC Bulletin Board or in the “Pink Sheets”; however, such securities could become eligible should a market maker make application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application is cleared.

On March 9, 2009, the Company issued a press release announcing the receipt of the March 3, 2009, Nasdaq determination letter. A copy of the press release is included as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
99.1	Press release of the Company dated March 9, 2009.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2009	SILVERSTAR HOLDINGS, LTD.

		By:	/s/ Clive Kabatznik
			Name:	Clive Kabatznik
			Title:	Chief Executive Officer